UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2014
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code: 408-567-7000
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure
SIGNATURE

Item 7.01.    Regulation FD Disclosure.

The Board of Directors (the “Board”) of Aviat Networks, Inc. (the “Company”) continuously reviews the Company’s executive compensation program to ensure that it (i) aligns executives’ interests with those of the Company’s stockholders by rewarding performance that meets or exceeds established goals; and (ii) appropriately motivates the Company’s executives to increase stockholder value. The cornerstone of the Company’s executive compensation program has been, and continues to be, pay for performance.
The Board has recently conducted a review of executive compensation and at this time, the Board believes that the Company’s current executive compensation program meets the Board’s overall pay for performance objective.
In addition, a review of Board compensation was completed. The Board also believe that Board compensation is appropriate. The review of Board compensation included consideration of changes to the compensation of its Chairman made for the fiscal 2014 period.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

March 3, 2014	By:	/s/ Edward J. Hayes, Jr.
		Name:	Edward J. Hayes, Jr.
		Title:	Senior Vice President and Chief Financial Officer